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                                                                     EXHIBIT 5.1

August 1, 1996

Spieker Properties, Inc.
2180 Sand Hill Road, Suite 200
Menlo Park, California  94025

Dear Sirs:

         We are acting as counsel to Spieker Properties, Inc., a Maryland corporation (the "Company"), in connection with the offer and sale from time to time by the holders of up to 50,000 shares (the "Shares") of common stock, par value $.0001 per share ("Common Stock"), that may be issued by Spieker Properties, Inc. (the "Company") to certain holders of up to 50,000 units of limited partnership interest (the "Units") in Spieker Properties, L.P. (the "Operating Partnership"), of which the Company is the sole general partner and owns a controlling interest, if and to the extent that such holders tender such Units for exchange into shares of Common Stock. The Shares are the subject of a Registration Statement (the "Registration Statement") filed by the Company on Form S-3 under the Securities Act of 1933, as amended.

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         Based upon and subject to the foregoing and to the assumptions, limitations and conditions set forth herein, we are of the opinion that upon the issuance of the Shares as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.


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Spieker Properties, Inc.
August 1, 1996
Page 2

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading "Legal Matters" in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

                                                     Very truly yours,


                                                     Morrison & Foerster LLP